Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

UTime Limited

Grand Cayman, Cayman Islands

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 21, 2021, relating to the 2021 consolidated financial statements of UTime Limited (the “Company”) appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2023.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, The People’s Republic of China

April 24, 2024